EXHIBIT 23(i)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-80877-a) of Dialysis Corporation of America and in the related Prospectus of our report dated March 22, 1999, with respect to the consolidated financial statements and schedule of Dialysis Corporation of America as of and for the two years ended December 31, 1998 included in this its Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                     /s/ ERNST & YOUNG LLP


March 25, 2000
Miami, Florida